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                                                                     EXHIBIT 4.3

                                     BARRA, INC.
                                DIRECTORS OPTION PLAN

                                      SECTION 1

                                       PURPOSE

    The purpose of the BARRA, Inc. Directors Option Plan is to provide a means whereby BARRA, Inc., a California corporation (the "Corporation"), may attract and retain able persons as members of the Board and to provide a means whereby those Board (as defined below) members can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan (as defined below) is to provide such Board members with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Incentive Stock Options (as defined below), options which do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular Board member as provided herein.

                                      SECTION 2

                                     DEFINITIONS

    The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

    (a) AWARD means, individually or collectively, any Option granted pursuant to the Plan.

    (b)  BOARD means the board of directors of BARRA, Inc.

    (c) CODE means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

    (d)  COMMON STOCK means the common stock of BARRA, Inc.

    (e)  CORPORATION means BARRA, Inc.

    (f) CORPORATE CHANGE means one of the following events: (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property other than (a) a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation, or (b) merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction)


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         in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation's then outstanding stock;
         (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution; (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person's or entity's beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation's outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

    (g)  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    (h) FAIR MARKET VALUE means, as of any specified date, the average or the last best reported bid and asked prices of the Common Stock on the National Association of Securities Dealers Automated Quotation (NASDAQ) system (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

    (i)  HOLDER means an individual who has been granted an Award.

    (j) INCENTIVE STOCK OPTION means an Option within the meaning of Section 422 of the Code.

    (k) NON-EMPLOYEE DIRECTOR means a member of the Board who is not an employee of the Corporation, its Parent Corporation or its Subsidiary.


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    (l)  OPTION means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

    (m) OPTION AGREEMENT means a written agreement between the Corporation and an employee or director with respect to an Option.

    (n) OPTIONEE means an employee, director or individual who has been granted an Option.

    (o) OUTSIDE DIRECTOR refers to a member of the Board who qualifies as an "outside director" as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder, including Treasury Regulation Section 1.162-27(e)(3).

    (p) PARENT CORPORATION shall have the meaning set forth in Section 424(e) of the Code.

    (q)  PLAN means the BARRA, Inc. Directors Option Plan.

    (r) RULE 16b-3 means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

    (s) SUBSIDIARY means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty percent (50%) or more, except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in
         Section 424(f) of the Code.

                                      SECTION 3

                       EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall be effective as of April 24, 1997 the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Corporation within twelve (12) months before or thereafter and on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier. Subject to the provisions of Section 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon restricted stock awards have lapsed. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is granted.


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                                      SECTION 4

                                    ADMINISTRATION

    (a) The Plan shall be administered by the Committee, which shall be composed as hereinafter set forth in Section 4(b).

    (b) The Committee shall consist solely of not less than two Outside Directors elected by the Board. The Board may from time to time increase (and thereafter may decrease) the size of the Committee, elect or remove members thereto (with or without cause) and fill any vacancies however created; provided, however, that the minimum number of members on the Committee must be two.

    (c) The Committee shall meet at such times and places and upon such notice as the Committee's Chair determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote.

    (d) The Committee shall determine which directors of BARRA shall be granted Awards under the Plan, the timing of such Awards, the terms thereof and the number of shares of Common Stock subject to each Award.

    (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, its rules and regulations, and the instruments evidencing Awards granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Optionees.

                                      SECTION 5

                         GRANT OF OPTIONS SUBJECT TO THE PLAN

    (a)  AWARD LIMITS.

         (i) The Committee shall grant Options which do not constitute Incentive Stock Options for 5,000 shares of Common Stock to all current Non-Employee Directors on April 24, 1997, pursuant to the terms of the Plan. In the event that a new Non-Employee Director is appointed to the Board or that a current member of the Board becomes a Non-Employee Director, the Committee shall grant Options which do not constitute Incentive Stock Options for 10,000 shares of Common Stock to such Non-Employee Director on the date such person becomes a Non-Employee Director, pursuant to the terms of the Plan.

         (ii)  On each anniversary of the date of the initial Option grant in
               Section 5(a)(i) of the Plan, the Committee shall grant Options which do not constitute Incentive Stock Options for 2,000 shares of Common Stock to all current Non-Employee Directors, pursuant to the terms of the Plan.

         (iii) The Committee shall also have the discretion to grant Options to all members of the Board, whether or not they are Non-Employee Directors,


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               pursuant to the terms of the Plan.  In addition, in and to the extent that the Code so permits, any Option granted under this
               Section 5(iii) of the Plan may be an Incentive Stock Option.

    (b)  SHARES SUBJECT TO THE PLAN.

         The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 100,000 shares. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The maximum number of Shares of Common Stock with respect to which Options may be granted during any calendar year to any Optionee shall not exceed [______] shares.

    (c) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

                                      SECTION 6

                                     ELIGIBILITY

    An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an director of the Corporation who is also an employee of the Corporation, a Parent or a Subsidiary. An Award of an Option which is not an Incentive Stock Option may be granted only to an individual who, at the time of grant, is a director of the Corporation. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

                                      SECTION 7

                                    STOCK OPTIONS

    (a) STOCK OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Committee and agreed upon by the Holder. The terms and conditions of the respective option Agreements need not be identical. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his death. Such designation may be revoked in writing by the Holder at


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         any time and a new beneficiary may be appointed in writing on the form provided by the Committee for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

    (b) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than one hundred twenty (120) months from the date it is granted.

    (c)  LIMITATIONS ON EXERCISE OF OPTION.  Any Option granted pursuant to
         Section 5(a)(i) of the Plan shall be vested and exercisable at the rate of twenty percent (20%) per year over the five (5) years from the date it is granted so long as the Optionee is continuously a director of the Corporation. Any Option granted pursuant to Section 5(a)(ii) shall be automatically vested and exercisable on the date it is granted. Any Option granted pursuant to Section 5(a)(iii) of the Plan shall be vested and exercisable at the discretion of the Committee; provided, however, that the rate of vesting shall be not longer than twenty percent (20%) per year over the five (5) years from the date it is granted.

    (d) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds one hundred thousand dollars ($100,000), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

    (e) OPTION PRICE. The purchase price of Common Stock issued under each Option shall be the Fair Market Value of Common Stock subject to the Option on the date the Option is granted, except that the price shall be one hundred ten percent (110%) of the Fair Market Value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Parent Corporation or Subsidiary.

    (f) TERMINATION OF SERVICE AS A DIRECTOR. If an Optionee's service as a director of the Corporation terminates for any reason including death and disability: (1) the Options which are not vested and not exercisable shall automatically terminate, unless otherwise determined at the discretion of the Board; (2) the Options which are vested and exercisable on the date of such termination may be exercised not later


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         than ninety (90) days (or such other period of time as determined by the Committee) after the termination date.

                                      SECTION 8

                          RECAPITALIZATION OR REORGANIZATION

    (a) Except as hereinafter otherwise provided, the aggregate number of shares which may be issued pursuant to an Award and the outstanding Awards shall be subject to an automatic pro rata adjustment by the Committee as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations or other relevant changes in capitalization occurring after the date of the grant of any such Options.

    (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

    (c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased , and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    (d) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

    (e) In the event of a Corporate Change, unless such time period is otherwise deemed to be impractical by the Committee, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or (v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee shall act to accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in


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         full for a limited period of time on or before a specified date
         (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate.

    (f) Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

                                      SECTION 9

                         AMENDMENT OR TERMINATION OF THE PLAN

    The Board in its discretion may terminate the Plan or any Option or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award previously granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided further, that the Board may not, without approval of the stockholders, amend the plan:

    (a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options;

    (b)  to change the minimum Option exercise price;

    (c) to change the class of employees eligible to receive Awards or increase materially the benefits accruing to employees under the Plan;

    (d) to extend the maximum period during which Awards may be granted under the Plan;

    (e) to modify materially the requirements as to eligibility for participation in the Plan; or

    (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                      SECTION 10

                                        OTHER

    (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give an employee or director any right to be granted an Option to purchase Common Stock or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

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    (b)  NO EMPLOYMENT RIGHTS CONFERRED.  Nothing contained in the Plan or in any Award made hereunder shall (i) confer upon any employee or director any right with respect to employment with the Corporation or any Parent Corporation or Subsidiary, or (ii) interfere in any way with the right of the Corporation or any Parent Corporation or Subsidiary to terminate his or her employment or his or her service as a member of the Board at any time.

    (c) OTHER LAWS; WITHHOLDING. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

    (d) NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, director, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

    (e) RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

    (f) INFORMATION TO EMPLOYEES. Optionees under the Plan shall receive financial statements annually regarding the corporation during the period the options are outstanding.

    (g) RULE 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

    (h) GOVERNING LAW. The Plan and securities issued hereunder shall by construed in accordance with the laws of the State of California and all applicable federal law.

    ADOPTED BY THE COMMITTEE AS OF APRIL 24, 1997

    APPROVED BY THE SHAREHOLDERS AS OF JULY 31, 1997